                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                             Securities Act of 1934



Date of Report (Date of earliest event reported):  January 19, 1999


                             BOSTON CHICKEN, INC.
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            (Exact name of registrant as specified in this charter)


 Delaware                         0-22802                           36-3904053
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 (State or other                (Commission                    (IRS Employer
 jurisdiction of                  File No.)                Identification No.)
 incorporation)




     14123 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401-4086
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                    (Address of principal executive offices)


                                (303) 278-9500
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              (Registrant's telephone number, including area code)


                                Not applicable
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         (Former name or former address, if changes since last report)
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Item 5. Other Events.


     On January 19, 1999, Boston Chicken, Inc. (the "Company") was informed that Scott A. Beck, Saad J. Nadhir and Mark W. Stephens, each a former officer and director of the Company and a defendant (the "Individual Defendants"), along with the Company, the underwriters of the Company's securities and the Company's former independent public accountants, in class action lawsuits filed in the United States District Court for the District of Colorado and the Jefferson County District Court in the State of Colorado, had entered into a memorandum of understanding with counsel for the plaintiffs (the "MOU") setting forth an agreement in principle to settle the class action lawsuit solely with respect to claims pending against the Individual Defendants. The underwriters of the Company's securities have previously entered into a separate memorandum of understanding setting forth an agreement in principle with respect to claims pending against the underwriters in the class action lawsuit. The complaint alleges, among other things, violations of Sections 11, 12(2) and 15 of the Securities Act of 1933 and Section 10(b) of, and Rule 10b-5 promulgated under, the Securities Exchange Act of 1934. The Individual Defendants' agreement in principle contained in the MOU does not include the settlement of any claims pending against the Company or the Company's former independent public accountants, nor are the Company or the Company's former public accountants party to the MOU.

     As set forth in the MOU, the settlement of the litigation against Messrs. Beck, Nadhir and Stephens would be funded entirely with proceeds of director and officer liability insurance policies purchased by the Company, and is subject to a number of conditions. These conditions include, among other things, approval of the United States District Court for the District of Colorado and the grant by the United States Bankruptcy Court for the District of Arizona, which has jurisdiction over the Company's Chapter 11 bankruptcy proceedings, of relief from the automatic stay in effect in the bankruptcy proceeding.

     In addition to requiring releases by the plaintiffs of the Individual Defendants, the MOU provides for a bar of all claims against the Individual Defendants that are or could be asserted, now or in the future, by any other defendant, including the Company, related to the subject matter of the securities litigation and a bar of any future claims that may be brought by the plaintiffs in the class action lawsuit, the class covered by the lawsuit or the other defendants in the lawsuit, including the Company, relating to the "Company or activities in connection with the purchase or sale of debt or equity securities issued by the Company or the conduct of the Individual Defendants as it relates thereto".

     The Company is currently exploring the potential impact on the Company and its security holders of the terms of the Individual Defendants' proposed settlement agreement, specifically with respect to the Company's exclusion as a party to the agreement and the possible negative consequences of the proposed bar of any claims the Company has, or may in the future have, against the Individual Defendants. The Company has put the Individual Defendants on notice that the Company does not believe the terms of the Individual Defendants' settlement agreement is in the best interests of the Company and its security holders, and that the Company intends to vigorously oppose the proposed settlement in the appropriate forum.


                                   SIGNATURE
                                   ---------



          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:    January 22, 1999


                                   BOSTON CHICKEN, INC.



                                   By:          /s/Michael R. Daigle
                                        -------------------------------------
                                                Michael R. Daigle
                                              Senior Vice President